     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14,1997

                                                      REGISTRATION NO. 333-19013
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
               _________________________________________________

                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM F-4
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
               _________________________________________________
                           ALLIANCE RESOURCES PLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ENGLAND AND WALES                    1311                       None
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)    Identification
                                                                     Number)

                              KINGSBURY HOUSE
                              15-17 KING STREET
                              LONDON SWIY 6QU
                             44 171 930 9337
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JOHN A. KEENAN
                               1 HOUSTON CENTER
                           1221 MCKINNEY, SUITE 1814
                             HOUSTON, TEXAS 77010
                                (713) 650-0069
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
  W. ALAN KAILER                                        S. ERICKSON GRIMSHAW
JENKENS & GILCHRIST,                                    PRAY, WALKER, JACKMAN,
A PROFESSIONAL CORPORATION                               WILLIAMSON & MARLAR
1445 ROSS AVENUE, SUITE 3200                              100 WEST 5TH STREET
DALLAS, TEXAS 75202                                  TULSA, OKLAHOMA 74102-4218

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                             _____________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                  Proposed Maximum    Proposed Maximum
Title of Each Class of             Amount to       Offering Price        Aggregate           Amount of
Securities to be Registered    be Registered (1)    per Share (2)    Offering Price (2)  Registration Fee
----------------------------------------------------------------------------------------------------------------
Ordinary Shares                   27,165,758            N/A             $17,027,963           $5,160(3)
----------------------------------------------------------------------------------------------------------------
Warrants                           3,138,846            N/A                N/A                 N/A (4)
================================================================================================================


(1) Number of shares to be issued in the transactions described herein estimated solely for purposes of calculating the registration fee.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. Based on current market price of securities to be acquired by registrant, pursuant to Rule 457(f).
(3) A registration fee of $5,160 was paid previously.

(4) No separate registration fee is required pursuant to Rule 457(g).

                          ___________________________

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect to negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds that such director or officer acted honestly and reasonably and that, having regard to all the circumstances, he ought fairly to be excused and relief is granted by the court.

     Article 175 of the Registrant's present Articles of Association provides:

     (a) Subject to the provisions of the Statutes, but without prejudice to any indemnity to which he may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability, loss or expenditure incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him given in his favour or in which he is acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his part or incurred in connection with any liability in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of the Company.


     (b) To the extent permitted by the Statutes, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or auditor of the Company in relation to anything done or alleged to have been done as a Director, officer or auditor.

     Concurrently with the completion of the Merger, the Registrant will adopt Amended Articles of Association.

     Article 154 of the Amended Articles of Association will provide:

     Subject to the provisions of the Statutes but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a Director or other officer or Auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution and/or discharge of the duties of his office and/or the exercise or purported exercise of his powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144(3) or (4) or section 727 of the Companies Act 1985, in which relief is granted to him by the Court.

     The relevant provisions of the Statues are Section 310 and Section 727 of the Companies Act 1985 which provides:

     Section 310:

     (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3)  This section does not prevent a company --

          (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

          (b) from indemnifying any such officer or auditor against any liability incurred by him --

               (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or his is acquitted, or

               (ii) in connection with any application under Section 144(3) or
                    (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted by the court.

     Section 727:

     "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

     The Registrant's directors and officers are insured against certain liabilities which they may incur in their capacity as such under a liability insurance policy carried by the Registrant.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits.

     The following documents are filed as a part of this registration statement. Those exhibits previously filed and incorporated herein by reference are identified below by asterisks.


Exhibit                                 Description
-------                                 -----------
 2.1*          --        Agreement and Plan of Merger by and among Alliance Resources Plc,
                         Alliance Resources (Delaware), Inc. and LaTex Resources, Inc., dated
                         August 12, 1996 (attached as Appendix B to the Prospectus and Proxy
                         Statement included as a part of this Registration Statement).
 2.2*          --        Form of Proxy for Special Meeting of LaTex Resources, Inc.
 2.3           --        Exchange Agreement for acquisition of Overriding Royalty between Alliance Resources Plc and Bank of America
                         NT & SA.
 3.1*          --        Memorandum of Association of Alliance Resources Plc
 3.2*          --        Articles of Association of Alliance Resources Plc
 3.3           --        Form of Warrant Agreement relating to Warrants to be issued to Society National Bank as
                         Warrant Agent for holders of certain LaTex Warrants.
 3.4           --        Warrant Agreement and form of Warrant to be issued to all other holders of LaTex Warrants.
 3.5           --        Form of Convertible Loan Note Instrument entered into between Alliance Resources Plc and Bank of America
                         NT & SA
 3.6           --        Registration Rights Agreement between Alliance Resources Plc and affiliate of Bank of America NT & SA.
 3.7           --        Form of Articles of Association of Alliance Resources Plc to be adopted concurrently with Merger.
 5.1           --        Opinion of Ashurst Morris Crisp regarding validity of shares
 8.1*          --        Opinion of Jenkens & Gilchrist, a professional corporation regarding
                         United States federal income tax matters
 8.2           --        Form of Opinion of Ashurst Morris Crisp regarding United Kingdom income tax matters (included in their opinion filed as Exhibit 5.1)
10.1*          --        Executive Service Agreement between Alliance Resources Plc and John A. Keenan dated October 15, 1996.
10.2*          --        Executive Service Agreement between Alliance Resources Plc and Paul R.
                         Fenemore dated September 20, 1996.
10.3*          --        Executive Service Agreement between Alliance Resources Plc and H. Brian
                         K. Williams dated December 16, 1996.
10.4           --        Second Amended and Restated Credit Agreement among LaTex Petroleum Corporation, LaTex/GOC Acquisitions,
                         Inc., Germany Oil Company, Alliance Resources (USA) Inc. and Source Petroleum Inc. as Borrowers and Bank of
                         America NT & SA as the Lender.
22.1*          --        Subsidiaries
24.1*          --        Consent of KPMG Audit Plc.
24.2*          --        Consent of Briscoe & Burke
24.3           --        Consent of Ashurst Morris Crisp (included in their opinion filed as Exhibit 5.1).
24.4*          --        Consent of Ryder Scott Company
24.5*          --        Consent of Jenkens & Gilchrist, a professional corporation (included in their opinion filed as Exhibit 8.1)
25.1           --        Power of Attorney (contained on the Signature Page of this Registration Statement).



*      Previously filed.


**    To be filed by amendment.

     (b)  Financial Statement Schedules

          Not applicable.

     (c)  Reports, Opinions or Appraisals

          Form of opinions of Wood Roberts LLC (attached as Appendix C to the Proxy Statement included in this registration statement).

Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 9, 1997.

                                    ALLIANCE RESOURCES PLC
                                    (Registrant)

                                    By: JOHN A. KEENAN
                                        -----------------------------------
                                         John A. Keenan, Managing Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                           Title                    Date
---------                           -----                    ----
JOHN A. KEENAN                Managing Director        April 9, 1997
--------------
John A. Keenan

 *
--                            Financial Director       April 9, 1997
H. Brian K. Williams

 *
--                          Director of Operations     April 9, 1997
Paul R. Fenemore           and Business Development

 *
--                                Director             April 9, 1997
Stanley Robinson

 *
--                                Director             April 9, 1997
Christopher Samuelson

 *
--                            Chairman, Director       April 9, 1997
D. Patrick Maley

 *
--                                Director             April 9, 1997
William Kennedy

*
-                                 Director             April 9, 1997
Philip Douglas



____________________
*    By John A. Keenan, by Power of Attorney